UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               NATIONAL COAL CORP.
             (Exact Name of Registrant as Specified in Its Charter)


            FLORIDA                                              65-0601272
(State or Other Jurisdiction of                               (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)

         319 EBENEZER ROAD
        KNOXVILLE, TENNESSEE                                      37923
(Address of Principal Executive Offices)                       (Zip Code)

                            2004 NATIONAL COAL CORP.
                                   OPTION PLAN
                            (Full Title of the Plans)

                                   JON E. NIX
                             CHIEF EXECUTIVE OFFICER
                               NATIONAL COAL CORP.
                                319 EBENEZER ROAD
                           KNOXVILLE, TENNESSEE 37923
                     (Name and Address of Agent for Service)

                                 (865) 769-3749
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                               JOHN MCILVERY, ESQ.
                         STUBBS ALDERTON & MARKILES, LLP
                       15821 VENTURA BOULEVARD, SUITE 525
                                ENCINO, CA 91436

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                       Proposed     Proposed
                                       Maximum      Maximum
                                       Offering     Aggregate      Amount of
Title of Securities    Amount to be    Price Per    Offering     Registration
To Be Registered       Registered (1)  Share (2)    Price (2)         Fee
-------------------    -------------   ---------   -----------   -------------

Common Stock, par
  value $.0001 per
  share............      6,000,000       $1.15      $6,900,000      $874.23
================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration.
(2) Determined in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the Registration Fee.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents previously filed by the Registrant with the Commission are incorporated in this Registration Statement by reference:

         (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003;

         (b) The Registrant's Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 2004;

         (c) The Registrant's Current Reports on Form 8-K filed on February 17, 2004, February 19, 2004, March 2, 2004 and April 29, 2004;
                  and

         (d) The description of the Common Stock of the Registrant contained in the Registrant's Registration Statement on Form 10-SB, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None.


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


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 607.0831 of the Florida Business Corporation Act (the "FBCA") limits the personal liability of a director for monetary damages to the corporation or any other person for any statement, vote, decision or failure to act, regarding corporate management or policy under certain conditions and subject to certain limitations.

         Section 607.0850 of the FBCA (i) permits indemnification of directors, officers, employees and other agents of the corporation under certain conditions and subject to certain limitations and (ii) provides that the corporation has the power to purchase and maintain insurance on behalf of its directors, officers, employees and other agents against any liability asserted against or incurred by them in such capacity or arising out of their status as such.

         Article XI of the Registrant's Articles of Incorporation limits the personal liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

         Article XII of the Registrant's Articles of Incorporation and Article F of the Registrant's Bylaws authorize indemnification of our directors, officers, employees and other agents to the extent and under the circumstances permitted by the FBCA.

ITEM 7:  EXEMPTION FROM REGISTRATION.

         Not applicable.

ITEM 8:  EXHIBITS.

         THE  FOLLOWING   EXHIBITS  ARE  FILED  AS  PART  OF  THIS  REGISTRATION
         STATEMENT:

         4.1 Articles of Incorporation of the Registrant (incorporated by reference to the Registrant's Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on June 25, 1999 (File No. 000-26509)).

         4.1.2 Articles of Amendment to the Articles of Incorporation of the Registrant (incorporated by reference to the Registrant's Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on June 25, 1999 (File No. 000-26509)).

         4.1.3 Articles of Amendment to the Articles of Incorporation of the Registrant (incorporated by reference to the Registrant's Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on June 25, 1999 (File No. 000-26509)).

         4.1.4 Articles of Amendment to the Articles of Incorporation of the Registrant (incorporated by reference to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on August 7, 2003).

         4.2 Bylaws of the Registrant (incorporated by reference to the Registrant's Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on June 25, 1999 (File No. 000-26509)).

         4.3     2004 National Coal Corp. Option Plan.


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


         5.1     Opinion of Stubbs Alderton & Markiles, LLP.

         23.1    Consent of Gordon, Hughes & Banks, LLP.

         23.2 Consent of Stubbs Alderton & Markiles, LLP (included in Exhibit 5.1).

         24.1 Power of Attorney (included as part of the Signature Page of this Registration Statement).

ITEM 9:  UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                  (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


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


                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Knoxville, State of Tennessee, on this 19th day of May, 2004.

                                   NATIONAL COAL CORP.
                                   (Registrant)

                                   By:        /S/ ROBERT CHMIEL
                                            -----------------------------------
                                            Robert Chmiel
                                            Chief Financial Officer
                                            (Principal Financial and Accounting
                                            Officer)

                                POWER OF ATTORNEY

          Each person whose signature appears below constitutes and appoints each of Jon Nix and Robert Chmiel as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file a new registration statement under Rule 461 or Instruction E of Form S-8 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

SIGNATURE                       TITLE                               DATE
---------                       -----                               ----

     /S/ JON NIX                President and Director              May 19, 2004
-----------------------
Jon Nix

     /S/ ROBERT CHMIEL          Chief Financial Officer and
-----------------------         Director                            May 19, 2004
Robert Chmiel

     /S/ FARRALD BELOTE         Director                            May 19, 2004
-----------------------
Farrald Belote


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


                                  EXHIBIT INDEX


EXHIBIT NO.          EXHIBIT DESCRIPTION

    4.1 Articles of Incorporation of the Registrant (incorporated by reference to the Registrant's Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on June 25, 1999 (File No. 000-26509)).

    4.1.2 Articles of Amendment to the Articles of Incorporation of the Registrant (incorporated by reference to the Registrant's Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on June 25, 1999 (File No. 000-26509)).

    4.1.3 Articles of Amendment to the Articles of Incorporation of the Registrant (incorporated by reference to the Registrant's Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on June 25, 1999 (File No. 000-26509)).

    4.1.4 Articles of Amendment to the Articles of Incorporation of the Registrant (incorporated by reference to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on August 7, 2003).

    4.2 Bylaws of the Registrant (incorporated by reference to the Registrant's Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on June 25, 1999 (File No. 000-26509)).

    4.3           2004 National Coal Corp. Option Plan.

    5.1           Opinion of Stubbs Alderton & Markiles, LLP.

    23.1          Consent of Gordon, Hughes & Banks, LLP.

    23.2          Consent  of Stubbs  Alderton  &  Markiles,  LLP  (included  in
                  Exhibit 5.1).

    24.1 Power of Attorney (included as part of the Signature Page of this Registration Statement).


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